UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2019, RespireRx Pharmaceuticals Inc. (the “Company”) and Power Up Lending Group Ltd. (the “Lender”) entered into a Securities Purchase Agreement (the “SPA”) by which the Lender loaned $58,500 to the Company in return for a convertible promissory note (the “Note”), the Limited Guaranty (as defined below), and the delivery into escrow a confession of judgment in favor of the Lender for the amount of the Note plus fees and costs to be filed by the Lender upon the occurrence of an Event of Default (as defined in the Note). The proceeds of the loan, which equal $55,000 after payment of $1,000 in due diligence fees and $2,500 in legal fees, will be used for general corporate purposes.

The Note will be payable on April 24, 2020 (the “Maturity Date”), and bear interest at a rate equal to 12% per annum, with any amount of principal or interest which is not paid when due bearing interest at the rate of 22% per annum.

The Lender has the right, at any time during the period beginning on the date that is 180 days following the date of the Note and ending on the later of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in the Note), to convert any outstanding and unpaid amount of the Note into shares of the Company’s common stock or securities convertible into the Company’s common stock, provided that such conversion would not result in the Lender beneficially owning more than 4.99% of the Company’s common stock. Upon such conversion, the Note would be deemed repaid and terminated.

In consideration of and to induce the Lender to consummate the transaction referenced herein, Jeff E. Margolis, the Chief Financial Officer of the Company (the “CFO”), on April 25, 2019 issued a limited guaranty in favor of the Lender (the “Limited Guaranty”) whereby the CFO guaranteed to the Lender the prompt and full performance and observance by the Company of its obligation to promptly cooperate in processing all notices of conversions issued pursuant to the Note.

The descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the SPA and the Note, which are included as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Securities Purchase Agreement, dated April 24, 2019, between RespireRx Pharmaceuticals Inc. and Power Up Lending Group Ltd.
99.2	Convertible Promissory Note, dated April 24, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2019	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer